Exhibit 8.1
Australia
Sims Aluminum Pty Limited
Sims Energy Pty Limited
Sims E-Recycling Pty Limited (90% direct interest)
Sims Group Australia Holdings Limited
Sims Group Holdings 1 Pty Ltd
Sims Group Holdings 2 Pty Ltd
Sims Industrial Pty Limited
Sims Manufacturing Pty Limited
Sims Superannuation Management Pty Limited
Sims Tyrecycle Properties Pty Ltd
Simsmetal Executive Staff Superannuation Pty Limited
Simsmetal Holdings Pty Limited
Simsmetal Services Pty Limited
Simsmetal Staff Equity Pty Limited
Universal Inspection and Testing Company Pty Limited
Australian Refined Alloys Pty Limited (50% joint venture interest)
Australia Refined Allow (Sales) Pty Ltd (50% joint venture interest)
LMS Energy Pty Ltd (50% indirect through a 50% JV)
LMS generation Pty Limited (50% joint venture interest)
Consolidated Extrusions Pty Limited (33.3% joint venture interest)
Consolidated Extrusions (Management) Pty Limited (33.3% joint venture interest)
Renewable Electricity Pty Ltd (formerly Gas Energy Power Pty Ltd) (50% indirect through 50% JV)
Swanbank Gas Pty Ltd (50% indirect through 50% JV)
Belgium
Sims Recycling Solutions NV
Canada
Sims Group Canada Holdings Limited
Sims Recycling Solutions Canada Ltd
Accu-Shred Limited
Richmond Steel Recycling Limited (50% joint venture interest)
France
Sims Recycling Solutions SARL
Germany
Sims Group German Holdings GmbH
Sims M+R GmbH
Sims Technorecyle GmbH
Hong Kong, China
Sims Metal Management Asia Limited (formerly Sims Asia Holdings Limited)
India
Trishyiraya Recycling India Private Ltd (99% indirect / 1% direct)
Mauritius
Sims Group Mauritius Limited
The Netherlands
Mirec BV
Sims Recycling Solutions Cooperatief B.A.

New Zealand
Simsmetal Industries Limited
Sims E-Recycling (NZ) Limited
Sims Pacific Metals Limited (50% joint venture interest)
Extruded Metals (New Zealand) Limited (33.3% joint venture interest)
Papua New Guinea
PNG Recycling Limited
Scotland
Sims Recycling Solutions Limited
Sims Recycling Solutions UK Group Limited
Singapore
Sims Recycling Solutions Pte Ltd (formerly Recycling Solutions Pte Ltd)
Spain
Life Cycle Services Iberia SL (30% joint venture interest)
Sweden
Sims Recycling Solutions AB (formerly Mirec AB)
United Kingdom
All Metal Recovery Limited
All Metal Recovery Cradley Heath Limited
ER Coley (Steel) Limited
ER Coley (Cast) Limited
Evans & Mondon Limited
Life Cycle Services Limited
Recommit Limited
Sims Cymru Limited
Sims Group UK Holdings Limited
Sims Group UK Intermediate Holdings Limited
Sims Group UK Limited
Sims Group UK Pension Trustees Limited
Sims Recycling Solutions UK Holdings Limited
United Castings Limited
C Herring & Son Limited
United States
Arizona
Metal Management Arizona, L.L.C.
Colorado
Metal Management West, Inc.
Delaware
Sims Metal Management USA GP
Sims Group USA Holdings Corporation
Sims Group USA Corporation
SHN Co, LLC
HNE Recycling LLC
HNW Recycling LLC
Simsmetal East LLC
Simsmetal West LLC

Delaware (continued)
Sims Group Global Trade Corporation
Dover Barge Company
Schiabo Larovo Corporation
Sims Municipal Recycling of New York, LLC
Metal Management, Inc.
Metal Dynamics Detroit LLC
Metal Dynamics Indianapolis LLC
Metal Dynamics LLC
Metal Management Aerospace, Inc.
Metal Management Alabama, Inc.
Metal Management Connecticut, Inc.
Metal Management Mississippi, Inc.
Metal Management New Haven, Inc.
Metal Management Pittsburgh, Inc.
Metal Management Proler Southwest, Inc.
SMM-North America Trade Corporation (formerly Metal Management S&A Holdings, Inc.)
Metal Management West Coast Holdings, Inc.
MM Metal Dynamics Holdings, Inc.
Naparano Iron & Metal, Inc.
New York Recycling Ventures, Inc.
Proler Southwest GP, Inc.
Reserve Iron & Metal Limited Partnership
Metal Management Nashville, LLC (50% joint venture interest)
SA Recycling LLC (50% joint venture interest)
Port Albany Ventures LLC (50% joint venture interest
Rondout Iron & Metal Company, LLC (50% joint venture interest)
Florida
Global Investment Recovery, Incorporated
Illinois
Sims Recycling Solutions Holdings Inc.
Sims Recycling Solutions, Inc.
CIM Trucking, Inc.
Metal Management Indiana, Inc.
Metal Management Midwest, Inc.
New Jersey
Metal Management Northeast, Inc.
North Carolina
North Carolina Resource Conservation LLC
Ohio
Metal Management Ohio, Inc.
Tennessee
Metal Management Memphis, L.L.C.
Texas
Proler Southwest LP